UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    May 1, 2007

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    641-585-3535

___________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)	On May 1, 2007, the Board of Directors of Winnebago Industries, Inc. (the “Company”) elected Robert J. Olson to the office of President of the Company, effective May 4, 2007, the effective date of the retirement of Edwin F. Barker as President. Information regarding Mr. Olson’s tenure with the Company and his business experience can be found in the Company’s Proxy Statement relating to the Annual Meeting of Shareholders held on January 9, 2007 and filed with the Securities and Exchange Commission on November 9, 2006, the descriptions of which are incorporated herein by reference. In connection with Mr. Olson’s election as President, his annual salary was increased to $350,000, effective May 14, 2007.

(e)	On May 1, 2007, the Board of Directors also approved the grant of 6,000 shares of restricted common stock of the Company to Mr. Barker. The restrictions on the stock will lapse on May 4, 2007, the effective date of his retirement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Winnebago Industries, Inc. Announcing Retirement of Edwin F. Barker and Election of Robert J. Olson to the Position of President, dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2007	WINNEBAGO INDUSTRIES, INC.

	By:	/s/ Bruce D. Hertzke
Name: Bruce D. Hertzke
Title: Chief Executive Officer